UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2015

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On October 28, 2015, Steven D. Pung announced his retirement as President of Isabella Bank, a wholly owned subsidiarity of Isabella Bank Corporation (the "Corporation"), to the Corporation's Board of Directors (the "Board"). The Board accepted his notice of retirement which is effective December 30, 2015. Subsequently, on November 2, 2015, the Corporation issued a press release announcing the retirement of Mr. Pung.
(c) Similarly, on October 28, 2015, the Board appointed Jerome E. Schwind to President and Chief Operations Officer of Isabella Bank, effective December 31, 2015. Mr. Schwind currently serves as an Executive Vice President and the Chief Operations Officer of Isabella Bank. Subsequently, on November 2, 2015, the Corporation issued a press release announcing the appointment of Mr. Schwind.
Mr. Schwind, age 49, joined Isabella Bank in 1999. He has served in various roles at Isabella Bank including Executive Vice President and Chief Operations Officer, Chief Integration Officer, and Mecosta Division President. Mr. Schwind received his undergraduate degree from Ferris State University and his MBA from Lake Superior State University. He is also a graduate of the Dale Carnegie Executive Development program, the Graduate School of Banking at the University of Wisconsin-Madison, and the Rollie Denison Leadership Institute. Mr. Schwind is a strong community advocate. He currently serves as the treasurer for the Middle Michigan Development Corporation and is a member of the Finance Advisory Board for the Ferris State University College of Business. Mr. Schwind is past chair of the Mecosta County Development Corporation, past vice-chair of the Mecosta County Medical Center, and a former member of the Friends of Ferris Board.
A copy of the press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit:

Exhibit No.	Description

99.1	Press release issued November 2, 2015
99.2	Press release issued November 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	November 2, 2015	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO